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                                                                  EXHIBIT 10.17


             FIRST AMENDMENT TO BUSINESS ACCOUNT OPERATING AGREEMENT


        This First Amendment to Business Account Operating Agreement, dated as of October 1, 2001 (the "Amendment"), between Nordstrom, Inc., a Washington corporation ("Nordstrom") and Nordstrom Credit, Inc., a Colorado corporation ("Credit"), amends and supplements that certain Business Account Operating Agreement, dated as of February 1, 1997 (the "Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

        Nordstrom and Credit wish to amend the Agreement, as set forth in this Amendment.

        Therefore, in consideration of the mutual covenants and conditions contained herein, the parties hereby amend and supplement the Agreement as follows:

           1. The third recital on the first page is deleted in its entirety.

           2. Article I "Definitions" of the Agreement is hereby amended by deleting in its entirety the second sentence from the definition of "Receivable".

           3. Section 2.01(f) of the Agreement is amended by deleting the existing provision in its entirety and replacing it with the following new provision:

                      "(f) Credit shall purchase all Receivables without any recourse to Nordstrom with respect to any Receivable which is uncollectible or is accounted for as a bad debt."

           4. The following new provisions are added immediately following
Section 2.01(f):

                      "(g) The parties hereto intend that the conveyance of Nordstrom's right, title and interest in and to the Receivables shall constitute an absolute sale, conveying good title free and clear of any Liens (other than the Lien relating to a consignment of product sold in certain Nordstrom retail locations (the "Consignment") which Lien Nordstrom undertakes to have released or Nordstrom will make other arrangements satisfactory to Credit), claims, encumbrances or rights of others from Nordstrom to Credit. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Nordstrom shall be deemed to have granted and does hereby grant to Credit a first priority perfected security interest, in all of Nordstrom's right, title and interest, whether owned on the Closing Date or thereafter acquired, in, to and under the Receivables and all money, accounts, payment intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from or related to the Receivables and all proceeds (including "proceeds" as defined in the Uniform Commercial Code (the "UCC") thereof to secure the obligations of Nordstrom hereunder.


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                      (h) Nordstrom makes the following representations and
           warranties to Credit. The representations and warranties speak as of the date of this Amendment and as of each subsequent date Receivables are transferred. Such representations and warranties shall survive the sale, transfer and assignment of the Receivables to Nordstrom Private Label Credit Card Master Note Trust (the "Trust"), the pledge thereof to Wells Fargo Bank Minnesota, N.A., as Indenture Trustee (the "Indenture Trustee") and the termination of this Agreement and shall not be waived by any party hereto unless the Rating Agency Condition (as defined in the Indenture, dated a of October 1, 2001 (the "Indenture") between the Trust and the Indenture Trustee) is satisfied.

                                 (i) This Agreement creates a valid and
                      continuing security interest (as defined in the applicable
                      UCC) in the Receivables in favor of Credit, which security interest is prior to all other Liens other than the Lien of the Indenture, and is enforceable as such as against creditors of and purchasers from Nordstrom.

                                 (ii) The Receivables constitute "accounts"
                      within the meaning of the applicable UCC.

                                 (iii) Nordstrom owns and has good and
                      marketable title to the Receivables free and clear of any Lien (other than the Lien relating to the Consignment), claim or encumbrance of any Person.

                                 (iv) Nordstrom has caused or will have caused,
                      on or before November 10, 2001, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to Credit hereunder.

                                 (v) Other than the security interest granted to
                      Credit pursuant to this Agreement, Nordstrom has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Nordstrom has not authorized the filing of and is not aware of any financing statements against Nordstrom that include a description of collateral covering the Receivables other than the Lien relating to the Consignment and any financing statement relating to the security interest granted to Credit hereunder or that has been terminated. Nordstrom is not aware of any judgment or tax lien filings against Nordstrom."

           5. Article III is amended by deleting in its entirety and replacing it with the following new provision:

           "Section 3.01 Servicing of Receivables. Nordstrom fsb will service the Receivables, and Nordstrom will compensate Nordstrom fsb for servicing such Receivables, on the same terms as those governing the servicing of receivables in that certain Operating Agreement for Proprietary Accounts and Receivables, dated as of August 30, 1991, between Nordstrom fsb and Nordstrom Credit, Inc., as amended by a First Amendment dated March 1, 2000 and a Second Amendment dated October 1, 2001 (collectively, the "Operating Agreement"); provided, however, that the provisions of Article II and the daily settlement provisions of Article IV of the Operating Agreement will not apply to the



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           Receivables; and, further provided that Nordstrom fsb's rights and obligations to service the Receivables will only exist so long as the Receivables are owned by Nordstrom Credit, Inc."

           6. The following provision is added immediately following Section
7.08:

                      "Section 7.09 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Nordstrom shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause Credit or Nordstrom Credit Card Master Note Trust to invoke the process of any bankruptcy reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the United States federal or state bankruptcy or similar law.

           7. Except as specifically amended hereby, the original terms and conditions of the Agreement are unchanged and in full force and effect.

           8. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

           IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.



                                     NORDSTROM, INC.


                                     By: /s/ Blake Nordstrom
                                         ------------------------------------
                                     Name: Blake Nordstrom
                                     Title: President



                                     NORDSTROM CREDIT, INC.


                                     By: /s/ Michael G. Koppel
                                         ------------------------------------
                                     Name: Michael G. Koppel
                                     Title: Vice President and Treasurer



Acknowledged and Agreed

NORDSTROM fsb



By: /s/ Kevin T. Knight
    ------------------------------------
Name:  Kevin T. Knight
Title: Chairman and CEO



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